Exhibit 99.1

Contact:

Brett S. Perryman

Peter W. MacEwen
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results

for Fourth Quarter and Full Year 2005

Company Reports EPS of $0.90, Cash EPS of $1.42 for Fourth Quarter,

EPS of $2.81, Cash EPS of $4.85 for Full Year 2005

Boston, MA, January 25, 2006 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2005.

Cash earnings per share (“Cash EPS”) for the fourth quarter of 2005 were $1.42, compared to $1.08 for the fourth quarter of 2004, while diluted earnings per share for the fourth quarter of 2005 were $0.90, compared to $0.58 for the same period of 2004.  Cash Net Income was $56.2 million for the fourth quarter of 2005, compared to $37.5 million for the fourth quarter of 2004.  Net Income for the fourth quarter of 2005 was $38.8 million, compared to $23.3 million for the fourth quarter of 2004.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the fourth quarter of 2005, revenue was $272.5 million, compared to $184.0 million for the fourth quarter of 2004.  EBITDA for the fourth quarter of 2005 was $83.4 million, compared to $53.8 million for the same period of 2004.

For the year ended December 31, 2005, Cash Net Income was $186.1 million, while EBITDA was $267.5 million.  For the same period, Net Income was $119.1 million, on revenue of $916.5 million.  For the year ended December 31, 2004, Cash Net Income was $126.5 million, while EBITDA was $186.4 million.  For the same period, Net Income was $77.1 million, on revenue of $660.0 million.

Net client cash flows for the fourth quarter of 2005 were approximately $4.8 billion, with net inflows in the institutional, mutual fund, and high net worth channels of $4.4 billion, $201 million, and $155 million, respectively.  These aggregate net client cash flows resulted in an increase of approximately $8 million to AMG’s annualized EBITDA.  Net client cash flows for the full year 2005 were $10.9 billion, resulting in an increase of approximately $15 million to AMG’s annualized EBITDA.  Aggregate assets under management grew by 42% during 2005, and were $184 billion at December 31, 2005.

(more)

“AMG had an outstanding 2005, as we achieved broad success across all elements of our growth strategy.  We generated record organic growth as a result of the excellent investment performance and net client cash flows of our Affiliates, and continued to expand our product offerings through the successful addition of new Affiliates,” stated Sean M. Healey, President and Chief Executive Officer.  “For the quarter, Cash earnings per share increased by over 30% as compared to the same period of 2004.  For the full year, organic growth by our Affiliates increased our assets under management by $30 billion, including $11 billion in net client cash flows, which added approximately $15 million to our annualized EBITDA.”

Mr. Healey continued, “Our Affiliates produced exceptional investment performance and net client cash flows during the quarter and for the full year, with especially strong results across our larger Affiliates by EBITDA contribution.  AMG’s Affiliates are among the industry’s leading investment management firms, with broad participation in the fastest growing segments of the asset management business.  Within these segments, our Affiliates are exceptionally well positioned, with highly rated, strong performing investment products across every major product category.  Demand for alternative investment products was particularly strong during the year, and, through our investment in AQR and the continued growth of First Quadrant, two of the most highly regarded quantitative managers in the industry, we have meaningfully expanded our participation in this area, with alternative products now generating approximately 15% of our EBITDA.  Our increased participation in alternative investments resulted in a substantial contribution to our earnings from performance fees this year, and with the strength of our Affiliates’ investment performance and net client cash flows in this area, we are confident in our prospects for continued growth from these products.

“We also have a significant participation in another of the fastest growing industry segments, international equities, which contribute approximately 35% of our EBITDA.  We further increased our participation in this segment in 2005, with our acquisition of First Asset Management and its interests in six leading Canadian mid-sized asset management firms.  We also had excellent results among our domestic equity products, which contribute approximately 45% to our EBITDA.  In addition to outstanding value oriented Affiliates such as Tweedy, Browne and Third Avenue, our growth oriented Affiliates have superior near- and long-term performance records, and we are well positioned for strong growth in this area should the markets continue to favor growth equities, as they did in the fourth quarter.”

Mr. Healey concluded, “In addition to the organic growth of our Affiliates, our unique platform provides a further source of earnings growth through accretive investments in new Affiliates.  With an established reputation as an innovative and helpful partner to our Affiliate firms, AMG is widely recognized as the succession planning partner of choice among growing, mid-sized investment management firms, and we are confident that we will continue to add materially to AMG’s growth and diversity through investments in attractive new Affiliates.”

“Through our Affiliate growth and development initiatives, AMG offers an array of opportunities for Affiliates to meaningfully strengthen and enhance their businesses,” stated William J. Nutt, Chairman.  “During the year, we broadened these opportunities with the launch of our broker-sold distribution platform, which significantly expanded the product development and distribution capacity of our Affiliates.  In addition, our Affiliate Legal and Compliance Program continues to offer Affiliates access to the highest quality legal and compliance resources on a cost efficient basis.  We remain focused on identifying and creating opportunities to leverage the benefits of scale on behalf of our Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2004.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-366-3908 (domestic calls) or 1-303-262-2050 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11051583.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/04	12/31/05

Revenue	$183,955	$272,497

Net Income	$23,258	$38,764

Cash Net Income (A)	$37,489	$56,216

EBITDA (B)	$53,827	$83,422

Average shares outstanding - diluted (C)	41,846,140	45,303,516

Earnings per share - diluted (C)*	$0.58	$0.90

Average shares outstanding - adjusted diluted (D)	34,790,006	39,707,676

Cash earnings per share - diluted (D)	$1.08	$1.42

	December 31,	December 31,
	2004	2005

Cash and cash equivalents	$140,277	$140,423

Senior debt	$126,750	$241,250

Senior convertible debt	$423,958	$424,232

Mandatory convertible securities	$300,000	$300,000

Stockholders’ equity	$707,692	$817,381

*As required by EITF 04-08 (discussed in Note C in greater detail), the calculation of diluted earnings per share includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $1,015 and $2,055 for the three months ended December 31, 2004 and 2005, respectively.

	Year	Year
	Ended	Ended
	12/31/04	12/31/05

Revenue	$659,997	$916,492

Net Income	$77,147	$119,069

Cash Net Income (A)	$126,475	$186,103

EBITDA (B)	$186,434	$267,463

Average shares outstanding - diluted (C)	39,644,676	44,689,655

Earnings per share - diluted (C)*	$2.02	$2.81

Average shares outstanding - adjusted diluted (D)	31,998,750	38,404,868

Cash earnings per share - diluted (D)	$3.95	$4.85

*As required by EITF 04-08 (discussed in Note C in greater detail), the calculation of diluted earnings per share includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $3,016 and $6,693 for the years ended December 31, 2004 and 2005, respectively.

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/04	12/31/05

Net Income	$23,258	$38,764
Contingent convertible securities interest expense, net	1,015	2,055
Net Income, as adjusted	$24,273	$40,819

Average shares outstanding - diluted (C)	41,846,140	45,303,516

Earnings per share - diluted (C)	$0.58	$0.90

	Year	Year
	Ended	Ended
	12/31/04	12/31/05

Net Income	$77,147	$119,069
Contingent convertible securities interest expense, net	3,016	6,693
Net Income, as adjusted	$80,163	$125,762

Average shares outstanding - diluted (C)	39,644,676	44,689,655

Earnings per share - diluted (C)	$2.02	$2.81

Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	12/31/04	12/31/05

Average shares outstanding - diluted (C)	41,846,140	45,303,516
Assumed issuance of COBRA shares	(6,066,716)	(6,752,305)
Assumed issuance of LYONS shares	(2,344,234)	(2,337,698)
Dilutive impact of COBRA shares	1,073,673	2,757,892
Dilutive impact of LYONS shares	281,143	736,271
Average shares outstanding - adjusted diluted (D)	34,790,006	39,707,676

	Year	Year
	Ended	Ended
	12/31/04	12/31/05

Average shares outstanding - diluted (C)	39,644,676	44,689,655
Assumed issuance of COBRA shares	(5,711,719)	(6,346,063)
Assumed issuance of LYONS shares	(2,344,234)	(2,342,522)
Dilutive impact of COBRA shares	317,509	1,865,097
Dilutive impact of LYONS shares	92,518	538,701
Average shares outstanding - adjusted diluted (D)	31,998,750	38,404,868

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets under Management (E)

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, September 30, 2005	$49,081	$99,976	$26,254	$175,311
Net client cash flows	201	4,442	155	4,798
Investment performance	374	3,384	443	4,201
Assets under management, December 31, 2005	$49,656	$107,802	$26,852	$184,310

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2004	$33,919	$76,127	$19,756	$129,802
Net client cash flows	4,117	8,735	(1,961)	10,891
New investments (F)	6,462	13,868	7,611	27,941
First Quadrant Ltd. operations (G)	—	(3,647)	—	(3,647)
Investment performance	5,158	12,719	1,446	19,323
Assets under management, December 31, 2005	$49,656	$107,802	$26,852	$184,310

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results (E)

	Three Months		Three Months
	Ended	Percent	Ended	Percent
	12/31/04	of Total	12/31/05	of Total
Revenue
Mutual Fund	$72,639	39%	$113,388	42%
Institutional	78,744	43%	121,300	44%
High Net Worth	32,572	18%	37,809	14%
	$183,955	100%	$272,497	100%

EBITDA (B)
Mutual Fund	$22,648	42%	$29,936	36%
Institutional	22,147	41%	44,756	54%
High Net Worth	9,032	17%	8,730	10%
	$53,827	100%	$83,422	100%

	Year		Year
	Ended	Percent	Ended	Percent
	12/31/04	of Total	12/31/05	of Total
Revenue
Mutual Fund	$261,858	40%	$400,344	44%
Institutional	262,356	39%	384,440	42%
High Net Worth	135,783	21%	131,708	14%
	$659,997	100%	$916,492	100%

EBITDA (B)
Mutual Fund	$78,679	42%	$110,211	41%
Institutional	71,554	39%	124,934	47%
High Net Worth	36,201	19%	32,318	12%
	$186,434	100%	$267,463	100%

Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	12/31/04	12/31/05

Net Income	$23,258	$38,764
Intangible amortization	5,125	6,875
Intangible amortization - equity method investments (H)	908	2,296
Intangible-related deferred taxes	7,107	6,873
Affiliate depreciation	1,091	1,408
Cash Net Income (A)	$37,489	$56,216

Cash flow from operations	$45,563	$67,496
Interest expense, net of non-cash items	6,288	9,527
Current tax provision	6,917	14,995
Income from equity method investments, net of distributions (H)	2,173	12,929
Changes in assets and liabilities and other adjustments	(7,114)	(21,525)
EBITDA (B)	$53,827	$83,422
Holding company expenses	7,866	17,123
EBITDA Contribution	$61,693	$100,545

	Year	Year
	Ended	Ended
	12/31/04	12/31/05

Net Income	$77,147	$119,069
Intangible amortization	18,339	24,873
Intangible amortization - equity method investments (H)	908	8,483
Intangible-related deferred taxes	25,791	28,791
Affiliate depreciation	4,290	4,887
Cash Net Income (A)	$126,475	$186,103

Cash flow from operations	$177,886	$204,078
Interest expense, net of non-cash items	26,929	32,512
Current tax provision	20,330	38,895
Income from equity method investments, net of distributions (H)	2,173	18,889
Changes in assets and liabilities and other adjustments	(40,884)	(26,911)
EBITDA (B)	$186,434	$267,463
Holding company expenses	28,831	46,401
EBITDA Contribution	$215,265	$313,864

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2005	2004	2005

Revenue	$183,955	$272,497	$659,997	$916,492

Operating expenses:
Compensation and related expenses	65,455	106,415	241,633	365,960
Selling, general and administrative	31,980	46,793	109,066	162,078
Amortization of intangible assets	5,125	6,875	18,339	24,873
Depreciation and other amortization	1,623	1,977	6,369	7,029
Other operating expenses	4,359	6,426	16,708	21,497
	108,542	168,486	392,115	581,437
Operating income	75,413	104,011	267,882	335,055

Non-operating (income) and expenses:
Investment and other income	(6,265)	(20,087)	(8,460)	(36,286)
Interest expense	7,407	10,744	31,725	37,426
	1,142	(9,343)	23,265	1,140

Income before minority interest and taxes	74,271	113,354	244,617	333,915
Minority interest (I)	(35,507)	(51,824)	(115,524)	(144,263)

Income before income taxes	38,764	61,530	129,093	189,652

Income taxes - current	6,917	14,995	20,330	38,895
Income taxes - intangible-related deferred	7,107	6,873	25,791	28,791
Income taxes - other deferred	1,482	898	5,825	2,897
Net Income	$23,258	$38,764	$77,147	$119,069

Average shares outstanding - basic	31,314,436	33,832,572	29,994,560	33,667,542
Average shares outstanding - diluted (C)	41,846,140	45,303,516	39,644,676	44,689,655

Earnings per share - basic	$0.74	$1.15	$2.57	$3.54
Earnings per share - diluted (C)	$0.58	$0.90	$2.02	$2.81

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$140,277	$140,423
Short-term investments	21,173	—
Investment advisory fees receivable	91,487	148,850
Prepaid expenses and other current assets	24,795	48,529
Total current assets	277,732	337,802

Fixed assets, net	40,953	50,592
Equity investments in Affiliates	252,597	301,476
Acquired client relationships, net	440,409	483,692
Goodwill	888,567	1,093,249
Other assets	33,163	54,825
Total assets	$1,933,421	$2,321,636

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$114,350	$176,711
Senior debt	—	65,750
Payables to related party	17,728	14,127
Total current liabilities	132,078	256,588

Senior debt	126,750	175,500
Senior convertible debt	423,958	424,232
Mandatory convertible securities	300,000	300,000
Deferred income taxes	124,168	182,623
Other long-term liabilities	31,397	20,149
Total liabilities	1,138,351	1,359,092

Minority interest (I)	87,378	145,163

Stockholders’ equity:
Common stock	387	390
Additional paid-in capital	566,776	593,090
Accumulated other comprehensive income	1,537	16,756
Retained earnings	384,119	503,188
	952,819	1,113,424
Less treasury stock, at cost	(245,127)	(296,043)
Total stockholders’ equity	707,692	817,381
Total liabilities and stockholders’ equity	$1,933,421	$2,321,636

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2005	2004	2005

Cash flow from operating activities:
Net Income	$23,258	$38,764	$77,147	$119,069
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	5,125	6,875	18,339	24,873
Amortization of debt issuance costs	789	743	3,641	3,018
Depreciation and other amortization	1,623	1,977	6,369	7,029
Deferred income tax provision	8,589	7,771	31,616	31,688
Accretion of interest	330	474	1,155	1,896
Income from equity method investments, net of amortization	(1,265)	(16,722)	(1,265)	(26,971)
Distributions received from equity method investments	—	6,089	—	16,565
Tax benefit from exercise of stock options	2,502	2,839	8,027	13,942
Other adjustments	—	22	2,493	(2,231)
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(2,483)	(21,874)	(26,199)	(53,846)
(Increase) decrease in other current assets	(5,020)	(12,316)	1,827	(8,258)
(Increase) decrease in non-current other receivables	(9,393)	1,771	(9,992)	(126)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,335)	6,518	16,386	32,217
Increase in minority interest	26,843	44,565	48,342	45,213
Cash flow from operating activities	45,563	67,496	177,886	204,078

Cash flow used in investing activities:
Costs of investments in Affiliates, net of cash acquired	(391,926)	(4,409)	(474,104)	(85,175)
Purchase of fixed assets	(492)	(5,422)	(6,977)	(14,523)
Purchase of investment securities	(24,630)	—	(37,080)	(6,393)
Sale of investment securities	37,297	—	39,955	24,062
Increase in other assets	(3)	—	(60)	—
Cash flow used in investing activities	(379,754)	(9,831)	(478,266)	(82,029)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	83,000	49,500	134,000	224,500
Repayments of senior bank debt	(83,000)	(65,000)	(83,000)	(100,000)
Repayment of debt assumed in new investment	—	—	—	(150,811)
Issuance of convertible securities	—	—	300,000	—
Repurchase of convertible securities	—	—	(124,525)	—
Repurchase of senior debt securities	—	—	—	(10,000)
Issuance of common stock	198,673	4,635	210,232	28,892
Repurchase of common stock	—	(42,796)	(194,420)	(82,317)
Settlement of forward equity sale agreement	—	—	—	(14,008)
Issuance costs	(435)	(2,009)	(12,800)	(2,660)
Repayments of notes payable and other liabilities	(3,415)	(377)	(14,244)	(15,863)
Cash flow from (used in) financing activities	194,823	(56,047)	215,243	(122,267)

Effect of foreign exchange rate changes on cash flow	1,030	(430)	1,132	364
Net increase (decrease) in cash and cash equivalents	(138,338)	1,188	(84,005)	146
Cash and cash equivalents at beginning of period	278,615	139,235	224,282	140,277

Cash and cash equivalents at end of period	$140,277	$140,423	$140,277	$140,423

Affiliated Managers Group, Inc.

Notes

(A)

Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely.  The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”), became effective in the fourth quarter of 2004.  EITF 04-08 states that any shares of common stock that may be issued to settle contingently convertible securities (such as the shares that underlie the Company’s zero coupon senior convertible notes and floating rate senior convertible securities) must be considered issued in the calculation of diluted earnings per share regardless of whether the market price trigger (or other contingent feature) in these securities has been met.  This is commonly referred to as the “if-converted” method.  Under this method, the Company has included the shares of common stock that may be issued to settle its contingently convertible securities in the calculation of its diluted earnings per share for the three months and years ended December 31, 2004 and 2005.  In this if-converted calculation, while the contingently convertible securities continue to be reflected as liabilities on the Company’s balance sheet, the associated interest expense (net of taxes) has been added back to Net Income (as further illustrated on page 6).

(D)

Cash earnings per share represents Cash Net Income divided by adjusted diluted average shares outstanding.   In this calculation, the potential share issuance in connection with the Company’s contingently convertible securities measures net shares using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(E)

In connection with the Company’s July 2005 acquisition of First Asset Management Inc., and the resulting increase in registered products based outside the United States, the Company amended its Mutual Fund distribution channel definition to include non-institutional collective investment vehicle products registered abroad.  As a result, in the third quarter of 2005 approximately $3.2 billion and $0.7 billion of existing assets under management in the Institutional and High Net Worth distribution channels, respectively, were reclassified to the Mutual Fund distribution channel, and accordingly, financial information for corresponding periods in 2004 and 2005 were revised to conform to this presentation.

(F)

The Company completed its acquisition of the mutual fund business of Fremont Investment Advisors through Managers Investment Group LLC in January 2005.  In July 2005, the Company completed its acquisition of equity investments in six Canadian asset management firms: Foyston, Gordon & Payne, Inc.; Beutel, Goodman & Company Ltd.; Montrusco Bolton Investment Inc.; Deans Knight Capital Management Ltd.; Triax Capital Corporation; and Covington Capital Corporation.  The Company acquired these interests and certain other assets through the acquisition of First Asset Management Inc.

(G)	In 2005, the Company sold its interest in First Quadrant Ltd.

(H)

The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together, “equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement.  The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Investment and other income.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the Company’s reported assets under management.

(I)

Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.